Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Learning Tree International, Inc.

Reston, Virginia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-148571) of Learning Tree International, Inc. and subsidiaries of our reports dated December 13, 2011, relating to the consolidated financial statements, and the effectiveness of Learning Tree International, Inc. and subsidiaries’ internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Bethesda, Maryland

December 13, 2011